Exhibit 99.1

For issue at 5:30 a.m. MDT / 7:30 a.m. EDT, June 20, 2011

Atlantic Power Corporation Agrees to Acquire Capital Power Income L.P.

Creates a leading North American contracted power generation platform with over 2,100 MW of capacity

BOSTON, MA and EDMONTON, AB — Atlantic Power Corporation (TSX: ATP) (NYSE: AT) (“Atlantic Power” or the “Company”) and Capital Power Income L.P. (TSX: CPA.UN) (“CPILP” or the “Partnership”) jointly announced today that they have entered into an arrangement agreement (the “Agreement”) pursuant to which Atlantic Power will acquire, directly and indirectly, all of the outstanding limited partnership units of CPILP for Cdn$19.40 per limited partnership unit, payable in cash or shares of Atlantic Power (the “Transaction”).

The agreed price of Cdn$19.40 represents a 4.1% premium to the CPILP closing price of Cdn$18.63 on June 17, 2011 and a 6.8% premium to the Partnership’s volume-weighted average trading price for the 30 days leading up to October 5, 2010, the day on which CPILP announced it was undertaking a strategic review process.

In connection with Atlantic Power’s acquisition of CPILP, CPILP will sell its Roxboro and Southport facilities located in North Carolina (the “North Carolina Assets”) to an affiliate of Capital Power Corporation (TSX: CPX) (“Capital Power”). The Transaction values the North Carolina Assets at approximately Cdn$121 million. This Transaction will have the effect of reducing the number of CPILP units outstanding by approximately 6.2 million units.

Additionally, in connection with the Transaction, the management agreement between Capital Power and CPILP will be terminated (or assigned to Atlantic Power) in consideration of a payment of Cdn$10 million. Atlantic Power will assume the management of CPILP and enter into a transitional services agreement with Capital Power for a term of up to 12 months following closing, that will facilitate the integration of CPILP into Atlantic Power.

Highlights of the Transaction

•                  Atlantic Power will become a leading publicly-traded power generation and infrastructure company, with a larger and more diversified portfolio of contracted power generation assets in the United States and Canada

•                  Atlantic Power’s market capitalization and enterprise value should nearly double, which is expected to add liquidity and enhance access to capital to fuel the long term growth of the Company’s asset base throughout North America

•                  Both company’s equity holders are expected to enjoy strengthened dividend sustainability for the foreseeable future with immediate accretion to cash available for distribution

•                  CPILP unitholders will benefit from the opportunity to participate in Atlantic Power’s growth

•                  CPILP unitholders can elect to receive Cdn$19.40 in cash or 1.30 shares of ATP for each CPILP unit, subject to allocation limits; share election will qualify CPILP unitholders to obtain a tax free rollover to the extent permitted

•                  Upon closing, the Company intends to increase dividends by 5%, from Cdn$1.094 to Cdn$1.15 per share on an annual basis

•                  Atlantic Power’s headquarters will remain in Boston, with additional offices in Chicago, Toronto, and Richmond, B.C. resulting from the integration of the two companies

•                  Combines Atlantic Power’s proven management team with CPILP’s highly qualified operations, maintenance, commercial management, accounting, human resources, legal and other personnel

•                  Expected to be completed in the fourth quarter of 2011, subject to customary approvals including unitholder and shareholder approvals

“This is a transformative transaction for Atlantic Power,” said Barry Welch, President and Chief Executive Officer of Atlantic Power. “CPILP has an attractive high-quality portfolio of contracted power generation assets located in Canada and the United States that are a unique, strategic fit with Atlantic Power. Our combined generating capacity and geographic footprint leaves us extremely well positioned to continue providing a stable dividend to our shareholders. Moreover, we are extremely pleased by the calibre of the employees that we have met at CPILP, and are excited to be welcoming them to the Atlantic Power team.  We believe that, together, we can continue to grow the Company and achieve operational excellence across the board. In the coming weeks, we look forward to introducing Atlantic Power to CPILP’s unitholders and employees and sharing our thoughts on the transaction as well as on the future growth of Atlantic Power.”

The Transaction is a result of the strategic review process undertaken by the Partnership that was publicly announced on October 5, 2010. The strategic review process was undertaken by a special committee of independent directors of CPI Income Services Ltd., the general partner of CPILP, in co-operation with Capital Power and included an evaluation of a broad range of alternatives for CPILP.

Francois L. Poirier, Chairman of the special committee of independent directors of CPI Income Services Ltd., said “the special committee has unanimously recommended that unitholders vote in favour of the transaction, as we believe it is in the best interests of CPILP and is the best option available following our strategic review process.”

Stuart Lee, President of the general partner of CPILP, said, “we are delighted to be entering into this transaction with Atlantic Power and believe that the transaction provides fair value and the ability to receive Atlantic Power’s shares provides future upside through ownership of the combined company. Cooperation under the transitional services agreement should facilitate the smooth and orderly integration of CPILP’s assets and employees into Atlantic Power.”

Effect of the Acquisition on Atlantic Power’s Asset Base

As a result of the Transaction, Atlantic Power will emerge as a leading publicly traded, power generation and infrastructure company with a well diversified portfolio of assets in the United States and Canada. The Transaction will increase the net generating capacity of the Company’s projects by 143% from 871 MW to approximately 2,116 MW. The combined portfolio of assets will consist of interests in 30 operational power generation projects across 11 states and 2 provinces, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power will remain headquartered in Boston and will add offices in Chicago, Toronto, and Richmond, B.C.  Atlantic Power will be adding personnel from Capital Power who have a strong track record of managing, operating and maintaining CPILP’s assets, allowing the Company to have direct control across the vast majority of its portfolio by taking advantage of the valuable expertise of its new personnel.

Atlantic Power Dividend Increase Following Close of Transaction

The Transaction is expected to be immediately accretive to cash available for distribution following the closing of the Transaction. As a result, Atlantic Power intends to increase its dividend by 5% from Cdn$1.094 per share to Cdn$1.15 per share on an annual basis following the closing of the Transaction. Atlantic Power’s dividend will continue to be paid monthly.

CPILP Unitholders Entitled to Continued Distribution through Closing

The Partnership is entitled under the Agreement and intends to continue to pay its monthly distributions, equal to Cdn$1.76 per limited partnership unit on an annual basis, through the month preceding the month of closing.

Transaction Details

The Transaction will be effected by way of a court approved statutory plan of arrangement pursuant to the Canada Business Corporations Act (the “Arrangement”). Under the terms of the Arrangement, Partnership unitholders will be permitted to exchange each of their limited partnership units for, at their election, Cdn$19.40 in cash or 1.30 Atlantic Power common shares (the “Merger Consideration”). All cash elections will be subject to proration if total cash elections exceed Cdn$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.4 million Atlantic Power common shares. As part of the Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments Inc. (an entity indirectly owned by EPCOR Utilities Inc. and Capital Power), the direct and indirect holder of 16,513,504 units of CPILP, on effectively the same basis as the acquisition of units of CPILP under the Arrangement.

Capital Power will be subject to a customary 90 day lock-up agreement with respect to any Atlantic Power shares it receives as part of the Transaction. The Agreement includes a customary mutual non-solicit clause.

Partnership unitholders that are not exempt from Canadian income tax and that receive Atlantic Power shares under the arrangement may make a joint election with Atlantic Power to enable them to exchange their limited partnership units on a tax-deferred basis to the extent permitted.

Non-residents of Canada, and any partnership that is not a “Canadian partnership” (each within the meaning of the Income Tax Act (Canada)), are not eligible to own limited partnership units of CPILP.

Atlantic Power has obtained committed debt financing sufficient to enable it to pay the cash portion of the merger consideration, but plans to conduct public and/or private offerings of approximately Cdn$423 million of debt and approximately Cdn$200 million of equity prior to closing to fund the cash portion of the purchase price and to refinance certain existing short-term debt of CPILP.

Following the completion of the Transaction, Atlantic Power will maintain its listings on the New York Stock Exchange and Toronto Stock Exchange under the symbols AT and ATP, respectively, and the preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the Toronto Stock Exchange.

Board Approvals and Fairness Opinions

The Agreement has been unanimously approved by the boards of directors of each of Atlantic Power and the general partner of CPILP.  The board of directors of CPILP has received opinions from each of CIBC World Markets Inc. (“CIBC”) and Greenhill & Co. Ltd. (“Greenhill”) stating that, as of the date thereof, and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by limited partnership unitholders of CPILP pursuant to the arrangement agreement is fair from a financial point of view to unitholders (other than Capital Power). CIBC has also provided an opinion to the board of directors of the general partner of CPILP that the consideration to be received by CPILP for the North Carolina Assets is fair, from a financial point of view, to the Partnership.

TD Securities Inc. and Morgan Stanley & Co. LLC are acting as financial advisors and Goodmans LLP is acting as lead legal counsel to Atlantic Power along with Goodwin Procter LLP and Leonard, Street and Deinard.

CIBC and Greenhill are acting as financial advisors to CPILP. Fraser Milner Casgrain LLP and K&L Gates LLP are acting as legal counsel to the Manager of CPILP and Norton Rose OR LLP and Richard Shaw Professional Corporation are acting as counsel to CPILP.

Regulatory Matters and Other Closing Conditions

Completion of the Transaction is subject to customary closing conditions, including, among others: Canadian court approvals; a favourable vote by CPILP unitholders; a favourable vote by the Atlantic Power shareholders; and the receipt of all necessary regulatory approvals.

Each of CPILP and Atlantic Power will call a meeting to approve the Transaction (in the case of CPILP) and the share issuance portion of the merger consideration (in the case of Atlantic Power). In connection with such meetings, each of CPILP and Atlantic Power will mail proxy statements/information circulars providing further details of the Transaction. The Agreement includes a customary non-solicit clause.

Investor Conference Call and Webcast

A telephone conference call hosted by Atlantic Power’s and CPILP’s management teams will be held on Monday, June 20, 2011 at 10:00 AM ET. The telephone numbers for the conference call are: Local/International: (416) 849-2698, North American Toll Free: (866) 400-2270. The conference call will also be broadcast over Atlantic Power’s and CPILP’s websites at www.atlanticpower.com and www.capitalpowerincome.ca. Please call or log in 10 minutes prior to the call. The telephone numbers to listen to the conference call after it is completed (Instant Replay) are Local/International: (416) 915-1035, North American Toll Free (866) 245-6755. Please enter the passcode 474023# when instructed. The conference call will also be archived on both company’s web sites.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation and infrastructure assets in the United States.  Atlantic Power’s generation projects sell electricity to utilities and other large commercial customers under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Atlantic Power’s power generation projects in operation have an aggregate gross electric generation capacity of approximately 1,948 MW in which its ownership interest is approximately 871 MW.  Atlantic Power’s corporate strategy is to generate stable cash flows from its existing assets and to make accretive acquisitions to sustain its dividend payout to shareholders, which is currently paid monthly at an annual rate of Cdn$1.094 per share.   Atlantic Power’s current portfolio consists of interests in 12 operational power generation projects across nine states, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California.  Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer with several projects under development.

Atlantic Power trades on the New York Stock Exchange under the symbol AT, on the Toronto Stock Exchange under the symbol ATP and has a market capitalization of approximately $1.0 billion.  For more information, please visit the Company’s website at www.atlanticpower.com.

About CPILP

Established in 1997, CPILP’s portfolio includes 19 wholly-owned power generation assets located in Canada and the United States and a 50.15 per cent interest in a power generation asset in Washington State. CPILP’s assets have a total net generating capacity of 1,400 MW and more than four million pounds per hour of thermal energy.  For more information, please visit CPILP’s website at www.capitalpowerincome.ca.

Contact Information

Atlantic Power Corporation

Barry Welch, President and CEO

(617) 977-2700

info@atlanticpower.com

Capital Power Income L.P.

Media Relations:	Investor Relations:
Mike Long	Randy Mah
(780) 392-5207	(780) 392-5305 or (866) 896-4636 (toll-free)
mlong@capitalpower.com	investor@capitalpower.com

Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed transaction between Atlantic Power and CPILP, such as accretion, the ability to pay dividends,  enhanced cash flow, growth potential, liquidity and access to capital, market profile and financial strength; the position of the combined company; and the expected timing of the completion of the Transaction.

Forward-looking statements can generally be identified by the use of words such as “should”, “intend, , “may”, “expect”, “believe”, “anticipate”, “estimate”, “continue”, “plan”, “project”, “will”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power and CPILP believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

•                  the failure to receive, on a timely basis or otherwise, the required approvals by Atlantic Power shareholders, CPILP unitholders and government or regulatory agencies (including the terms of such approvals);

•                  the risk that a condition to closing of the Transaction may not be satisfied;

•                  the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected;

•                  the possibility that costs or difficulties related to the integration of Atlantic Power and CPILP operations will be greater than expected;

•                  the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners;

•                  the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect;

and other risk factors relating to the power industry, as detailed from time to time in Atlantic Power’s filings with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), and CPILP’s filings with the CSA. There can be no assurance that the proposed transaction will in fact be consummated. Neither Atlantic Power nor CPILP undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information

In connection with the proposed transaction, Atlantic Power Corporation (“Atlantic Power”) plans to file with a registration statement on Form S-4 with the United States Securities and Exchange Commission (“SEC”) that will include a joint proxy statement/management circular of Atlantic Power and Capital Power Income L.P. (“CPILP”) that will also constitute a prospectus of Atlantic Power. Atlantic Power and CPILP will mail the joint proxy statement/prospectus to their respective stock and unitholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT MATERIALS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Atlantic Power and CPILP, free of charge, at the website maintained by the SEC at www.sec.gov, at the website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com or at Atlantic Power’s website, www.atlanticpower.com or by writing Atlantic Power at the following: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, or telephoning Atlantic Power at (617) 977-2400.

The respective directors and executive officers of Atlantic Power and CPILP, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Powers’ directors and executive officers is available in its definitive proxy statement filed with the SEC on May 2, 2011, and information regarding CPILP’s directors and executive officers is available in its Annual Information Form filed on March 11, 2011 at www.sedar.com. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and CSA when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.